Name, Address, Telephone No. & I.D. No.
GARY E. KLAUSNER (STATE BAR NO. 69077)
GREGORY K. JONES (STATE BAR NO. 181072)
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
1901 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Phone:  (310) 228-5600/Facsimile:  (310) 228-5788

Order Entered on May 24, 2012 by Clerk U.S. Bankruptcy Court Southern District of California
UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF CALIFORNIA 325 West "F" Street, San Diego, California 92101-6991
In Re IMPERIAL CAPITAL BANCORP, INC. Debtor.	LODGED BANKRUPTCY NO. 09-19431-11-LA Date of Hearing: April 24, 2012 Time of Hearing: 2:00 p.m. Name of Judge: Hon. Louise DeCarl Adler

FINDINGS OF FACT AND CONCLUSIONS OF LAW AND ORDER ON (I) CONFIRMATION OF "SECOND AMENDED CHAPTER 11 PLAN OF REORGANIZATION PROPOSED BY HOLDCO ADVISORS, L.P. AND DEBTOR IMPERIAL CAPITAL BANCORP, INC., A DELAWARE CORPORATION DATED JANUARY 5, 2012," (II) "RESPONSE OF HOLDCO ADVISORS, L.P. TO THE FDIC-R'S OBJECTION TO PROOFS OF CLAIM OF U.S. BANK NATIONAL ASSOCIATION AND THE BANK OF NEW YORK MELLON AS INDENTURE TRUSTEES UNDER JUNIOR SUBORDINATED INDENTURES, AND TO ENFORCE CONTRACTUAL SUBORDINATION, [11 U.S.C. §§ 502(a) AND 510(a); FRBP 3007 AND 7001(8)] [TREATED BY THE COURT AS A MOTION FOR SUMMARY JUDGMENT]," AND (III) "AMENDED MOTION OF THE FEDERAL DEPOSIT INSURANCE CORPORATION, AS RECEIVER FOR IMPERIAL CAPITAL BANK FOR ESTIMATION AND TEMPORARY ALLOWANCE OF CLAIMS SOLELY FOR VOTING PURPOSES [FED. R. BANKR. P. 3018]"

The matters having been tried to the Court on regular notice and after consideration of all properly admitted evidence, as well as argument thereon, the Court makes the following findings of fact and conclusions of law, and order, as set forth on the continuation pages attached and numbered 2 through 21 with exhibits, if any, for a total of 111 pages.   Motion for Order (1) Approving Disclosure Statement; (2) Scheduling Hearing on Confirmation of Chapter 11 Plan Proposed by Holdco Advisors, L.P. and Imperial Capital Bancorp, Inc.; and (3) Approving Certain Forms and Procedures in Connection with Plan Solicitation and Confirmation Hearing, as supplemented to approve subsequent revisions to the Disclosure Statement (as defined below) Docket Entry Nos. 638,  699 and 702; Amended Motion Of The Federal Deposit Insurance Corporation, As Receiver For Imperial Capital Bank For Estimation and

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ORDER
DEBTOR: Imperial Capital Bancorp, Inc.                   CASE NO: 09-19431-11-LA

Temporary Allowance Of Claims Solely For Voting Purposes [Fed. R. Bankr. P. 3018], Docket Entry No. 822; and Response of Holdco Advisors, L.P. to the FDIC-R's Objection to Proofs of Claim of U.S. Bank National Association and The Bank of New York Mellon as Indenture Trustees Under Junior Subordinated Indentures, and to Enforce Contractual Subordination, [11 U.S.C. §§ 502(a) and 510(a); FRBP 3007 and 7001(8)] [Treated by the Court as a Motion for Summary Judgment] Docket Entry No. 783.
//
//
DATED: May 23, 2012	/s/ Louise DeCarl Adler
Judge, United States Bankruptcy Court

Signature by the attorney constitutes a certification
under Fed. R. of Bankr. P. 9011 that the relief in the
order is the relief granted by the court.

Submitted by:

Stutman, Treister & Glatt, P.C.
(Firm name)

By: /s/ Gregory K. Jones
     Attorney for  ☒ Movant  ☐ Respondent

Whereas on November 3, 2011, Holdco Advisors, L.P. ("Holdco") and Imperial Capital Bancorp, Inc., debtor and debtor in possession in the above-captioned chapter 11 case ("Imperial" and with Holdco, the "Plan Proponents") filed the "Motion for Order (1) Approving Disclosure Statement; (2) Scheduling Hearing on Confirmation of Chapter 11 Plan Proposed by Holdco Advisors, L.P. and Imperial Capital Bancorp, Inc.; and (3) Approving Certain Forms and Procedures in Connection with Plan Solicitation and Confirmation Hearing," as supplemented to approve subsequent revisions to the Disclosure Statement  [Docket Nos. 638,  699 and 702].

Whereas, on March 19, 2012, the Plan Proponents filed their "Second Amended Chapter 11 Plan Of Reorganization Proposed By Holdco Advisors, L.P. And Debtor Imperial Capital Bancorp, Inc., A Delaware Corporation Dated January 5, 2012" (the "Plan") and the "Revised Second Amended Disclosure Statement Re Second Amended Chapter 11 Plan Of Reorganization Proposed By Holdco Advisors, L.P. And Debtor Imperial Capital Bancorp, Inc., A Delaware Corporation Dated January 5, 2012" (the "Disclosure Statement"); and1

Whereas, on March 21, 2012, the Court entered its "Order Granting Motion for Order (1) Approving Revised Second Amended Disclosure Statement; (2) Scheduling Hearing on Confirmation of Chapter 11 Plan; and (3) Approving Certain Forms and Procedures in Connection with Plan Solicitation Hearing"

_______________________________
1           Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan, a copy of which as confirmed by the Bankruptcy Court is annexed hereto as Exhibit “A,” and the Disclosure Statement.  Any term used in the Plan, that is not defined in the Plan, Disclosure Statement, or this Order, but that is used in the Title 11 of the United States Code (the "Bankruptcy Code") or the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

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ORDER
DEBTOR: Imperial Capital Bancorp, Inc.                  CASE NO: 09-19431-11-LA

(the "Disclosure Statement Order") [Docket No. 808] that, among other things, (a) approved the Disclosure Statement under Bankruptcy Code section 1125 and Rule 3017 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), (b) established April 24, 2012, as the date for the commencement of the hearing to consider confirmation of the Plan (the “Confirmation Hearing”), (c) approved the form and method of notice of the Confirmation Hearing (the “Confirmation Hearing Notice”), and (d) established certain procedures for soliciting and tabulating votes with respect to the Plan; and

Whereas, on March 26, 2012, the Plan Proponents mailed the Solicitation Packages (as defined in the Disclosure Statement Order) in accordance with the procedures established in the Disclosure Statement Order as set forth in the "Affidavit of Service of Solicitation Materials" (the "First Epiq Declaration") [Docket No. 820]; and

Whereas, on April 3, 2012, the Plan Proponents filed their "Memorandum of Points and Authorities in Support of Confirmation of Plan"  [Docket No. 828] (the "Confirmation Memorandum") and supporting "Declaration of Anthony Rusnak in Support of  Memorandum of Points and Authorities in Support of Confirmation of Plan" (the "Rusnak Declaration") [ Docket No. 827]; and

Whereas, on April 6, 2012, the Plan Proponents filed their "Plan Supplement in Support of Second Amended Chapter 11 Plan Of Reorganization Proposed By Holdco Advisors, L.P. And Debtor Imperial Capital Bancorp, Inc., A Delaware Corporation Dated January 5, 2012" (as amended on April 11, 2012 and April 20, 2012) (the "Plan Supplement") [Docket Nos. 831, 835, and 861]; and

Whereas, on April 13, 2012, the Federal Deposit Insurance Corporation, as Receiver for Imperial Capital Bank (the "FDIC-R") filed its "Objection of the Federal Deposit Insurance Corporation, as Receiver for Imperial Capital Bank to Confirmation Chapter 11 Plan of Reorganization Proposed By Holdco Advisors, L.P. And Debtor Imperial Capital Bancorp, Inc., A Delaware Corporation Dated January 5, 2012" (the "FDIC-R Objection") [Docket No. 839] and supporting Declaration of Jeffrey Isaacs (the "Isaacs Confirmation Declaration") [Docket No. 839-1] ; and

Whereas, on April 17, 2012, The Bank of New York Mellon, in its capacity as indenture trustee ("BNY Mellon") and U.S. Bank National Association, in its capacity as indenture trustee and institutional trustee ("U.S. Bank", and together with BNY Mellon, the "TOPrS Indenture Trustees")) filed their "Joint Request for Clarification of The Bank of New York Mellon and U.S. Bank National Association, in Their Capacities As Indenture Trustees, with Respect to the Second Amended Plan of Reorganization" [Docket No. 848] (the "Indenture Trustee Pleading"); and

Whereas, on April 20, 2012, the Plan Proponents filed their (i) "Joint Reply to 'Objection of the Federal Deposit Insurance Corporation, as Receiver for Imperial Capital Bank, to Confirmation of Chapter 11 Plan of Reorganization Proposed by Holdco Advisors, L.P. and Debtor Imperial Capital Bancorp, Inc., a Delaware Corporation Dated January 5, 2012"  [Docket No. 863] (the "Reply"), (ii) the "Declaration of Stephenie Kjontvedt on Behalf of Epiq Bankruptcy Solutions, LLC, Regarding Voting and Tabulation of Ballots Accepting and Rejecting the Second Amended Chapter 11 Plan of Reorganization Proposed by Holdco Advisors, L.P. and Debtor Imperial Capital Bancorp, Inc., a Delaware Corporation Dated January 5, 2012" [Docket No. 859]( the "Second Epiq Declaration," and collectively with the First Epiq Declaration and Rusnak Declaration, the "Supporting Declarations") attesting and certifying the method and results of the ballot tabulation for the Classes of Claims (Classes 4, 5, and 6), entitled to vote to accept or reject the Plan (as may be supplemented, corrected, or amended, the “Voting Report”), and (iii) the "Submission of Acceptances and Rejections to Plan and Statement of Estimated Costs of Administration of Confirmed Plan" [Docket No. 860], and the "Plan Proponents' Proposed Non-Material Plan Modifications" [Docket No. 861] (the "Plan Modifications"), (hereinafter, reference to the Plan means the Plan as modified by the Plan Modifications, including the modifications contained in the Indenture Trustee Pleading), and

Whereas, on March 13, 2012, the Court entered its "Amended Minute Order" [Docket No. 810], pursuant

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ORDER
DEBTOR: Imperial Capital Bancorp, Inc.                 CASE NO: 09-19431-11-LA

to which the Court scheduled a summary judgment hearing on  April 24,2012 and, in connection with the Confirmation Hearing, considered the following pleadings: (1) "Objection to Proofs of Claim Filed by U.S. Bank National Association and The Bank of New York Mellon as Indenture Trustees Under Junior Subordinated Indentures, and to Enforce Contractual Subordination, [11 U.S.C. §§ 502(a) and 510(a); FRBP 3007 and 7001(8)]" [Docket No. 754] (the "Claim Subordination Objection"); (2) "Response of U.S. Bank National Association, as Indenture Trustee and Institutional Trustee to the FDIC-R's Objection to Proofs of Claim of U.S. Bank National Association and The Bank of New York Mellon as Indenture Trustees Under Junior Subordinated Indentures, and to Enforce Contractual Subordination [11 U.S.C. §§ 502(a) and 510(a); FRBP 3007 and 7001(8)]" [Docket No. 784]; (3)  "Response of The Bank of New York Mellon, in its Capacity as Indenture Trustee, to the FDIC's Objection to Proofs of Claim" (Docket No. 787]; (4) Response of Holdco Advisors, L.P. to the FDIC-R's Objection to Proofs of Claim of U.S. Bank National Association and The Bank of New York Mellon as Indenture Trustees Under Junior Subordinated Indentures, and to Enforce Contractual Subordination [11 U.S.C. §§ 502(a) and 510(a); FRBP 3007 and 7001(8)]" [Docket No. 783]; (5) "Reply to Responses to Objection to Proofs of Claim Filed by U.S. Bank National Association and The Bank of New York Mellon as Indenture Trustees Under Junior Subordinated Indentures, and to Enforce Contractual Subordination [11 U.S.C. §§ 502(a) and 510(a); FRBP 3007 and 7001(8)]" [Docket No. 791]; (6) Reply to Response of Holdco Advisors, L.P. to the FDIC-R's Objection to Proofs of Claim of U.S. Bank National Association and The Bank of New York Mellon as Indenture Trustees Under Junior Subordinated Indentures, and to Enforce Contractual Subordination [11 U.S.C. §§ 502(a) and 510(a); FRBP 3007 and 7001(8)]" [Docket No. 821] ("FDIC-R Subordination Reply"); (7) "Joint Objectors' Sur-Reply Regarding the FDIC's Objections to Proofs of Claim Filed by U.S. Bank National Association and The Bank of New York Mellon as Indenture Trustees" [Docket No. 838]; and (8) "Limited Response of Debtor Imperial Capital Bancorp Inc. to Objection to Proofs of Claim Filed by U.S. Bank National Association and The Bank of New York Mellon as Indenture Trustees Under Junior Subordinated Indentures, and to Enforce Contractual Subordination" [Docket No. 780]

Whereas, also in connection with and as part of the Confirmation Hearing, the Court considered the following pleadings: (1) "Amended Motion Of The Federal Deposit Insurance Corporation, As Receiver For Imperial Capital Bank For Estimation and Temporary Allowance Of Claims Solely For Voting Purposes [Fed. R. Bankr. P. 3018]" [Docket No. 822] (the "Temporary Allowance Motion"); (2) "Imperial Capital Bancorp, Inc. Debtor and Holdco Advisors, LP's Joint Response to Amended Motion of the Federal Deposit Insurance Corporation, As Receiver For Imperial Capital Bank For Estimation And Temporary Allowance Of Claims Solely For Voting Purposes" [Docket No. 840] (the "Joint Response"); (3) "Debtor's Evidentiary Objections To The Evidence Submitted By The FDIC In Support Of FDIC's Amended Motion For Estimation And Temporary Allowance Of Claims Solely For Voting Purposes" (the "Evidentiary Objections"] [Docket No. 841]; (4) "Objection To Amended Proof Of Claim Filed By The Federal Deposit Insurance Corporation, As Receiver For Imperial Capital Bank On April 2, 2012; Memorandum Of Points and Authorities In Support Thereof" [Docket No. 842]; (5) "Declaration of Anthony Rusnak In Support Of Objection To Amended Proof Of Claim Filed By The Federal Deposit Insurance Corporation, As Receiver For Imperial Capital Bank On April 2, 2012" [Docket No. 843]; (6) "Limited Joinder Of Official Committee Of Unsecured Creditors To Imperial Capital Bancorp, Inc., Debtor and Holdco Advisors, LP's Joint Response to Amended Motion of the Federal Deposit Insurance Corporation, As Receiver For Imperial Capital Bank For Estimation And Temporary Allowance Of Claims Solely For Voting Purposes" [Docket No. 844); (7) "Objection to Claim and Notice Thereof" [Docket No. 845]; (8) "Reply Memorandum Of Points and Authorities In Support of Amended Motion Of The Federal Deposit Insurance Corporation, As Receiver For Imperial Capital Bank For Estimation and Temporary Allowance Of Claims Solely For Voting Purposes [Fed. R. Bankr. P. 3018]" [Docket No. 856]; and (9) "Reply to Debtor's Evidentiary Objections to the Evidence Submitted by the FDIC In Support Of FDIC's Amended Motion For Estimation And Temporary Allowance Of Claims Solely For Voting Purposes" [Docket No. 856-7].

Whereas, the Confirmation Hearing, related hearing on the Claim Subordination Objection (the "Claim Subordination Objection Hearing")  and related hearing on the Temporary Allowance Motion (the "Temporary Allowance Motion Hearing") were consolidated and occurred on April 24, 2012; and

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ORDER
DEBTOR: Imperial Capital Bancorp, Inc.                CASE NO: 09-19431-11-LA

Whereas, the Court takes judicial notice of the docket of the Case maintained by the Clerk of the Bankruptcy Court including, without limitation, all pleadings and other documents filed, all orders entered, and evidence and argument made, proffered, or adduced at the hearings held before the Court during the pendency of the Case; and

NOW, THEREFORE, based upon the foregoing and the Court’s review of the Voting Report, the Confirmation Memorandum, the Supporting Declarations, the Reply, any other declarations filed in support of confirmation; and upon (a) all the evidence proffered and/or adduced at, memoranda and objections filed in connection with, and arguments of counsel made at, the Confirmation Hearing, the Claim Subordination Objection Hearing, and the Temporary Allowance Motion Hearing, (b) the entire record of this Case; (c) the Court's letter dated April 25, 2012 wherein the Court directed the parties to submit a consolidated order for Plan Confirmation, the Claim Subordination Objection, and the Temporary Allowance Motion [Docket No. 871], (c) the applicable law, and (d) and after due deliberation thereon and good cause appearing therefor the Court hereby enters its "Findings Of Fact And Conclusions Of Law And Order On (I) Confirmation Of "Second Amended Chapter 11 Plan Of Reorganization Proposed By Holdco Advisors, L.P. And Debtor Imperial Capital Bancorp, Inc., A Delaware Corporation Dated January 5, 2012,"  (II) "Response of Holdco Advisors, L.P. to the FDIC-R's Objection to Proofs of Claim of U.S. Bank National Association and The Bank of New York Mellon as Indenture Trustees Under Junior Subordinated Indentures, and to Enforce Contractual Subordination, [11 U.S.C. §§ 502(a) and 510(a); FRBP 3007 and 7001(8)]," and (III) "Amended Motion Of The Federal Deposit Insurance Corporation, As Receiver For Imperial Capital Bank For Estimation And Temporary Allowance Of Claims Solely For Voting Purposes [Fed. R. Bankr. P. 3018],"as supplemented by any findings of fact and conclusions of law stated orally and reported in open court on the record at the Confirmation Hearing (which are incorporated herein), pursuant to Bankruptcy Rules 7052 and 9014 (the "Findings and Conclusions"):

FINDINGS OF FACT AND CONCLUSIONS OF LAW2

A.           This Court has jurisdiction over the Case pursuant to sections 157 and 1334 of title 28 of the United States Code.  Venue is proper pursuant to sections 1408 and 1409 of title 28 of the United States Code.

B.           The Court finds that notice of the Confirmation Hearing, the Claim Subordination Objection Hearing, and the Temporary Allowance Motion Hearing was adequate and appropriate under the applicable sections of the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules.

Plan Confirmation

A.           Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L), and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

B.           The Plan has been modified as provided for in the Plan Modifications and Indenture Trustee Pleading.

C.           The Solicitation Packages which were transmitted and served as set forth in the First Epiq Declaration, were transmitted and served in compliance with the Disclosure Statement Order, the applicable Bankruptcy Rules (including without limitation Bankruptcy Rules 2002, 2017, 3018 and 3019) and the applicable Local Rules of this Court, and such transmittal and service were adequate and sufficient, and no other or further notice is or shall be required.

D.           Votes to accept and reject the Plan have been solicited and tabulated fairly, in good faith, and in a

______________________________
2 To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law shall be determined to be a finding of fact, it shall be so deemed.

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ORDER
DEBTOR: Imperial Capital Bancorp, Inc.               CASE NO: 09-19431-11-LA

manner consistent with the Bankruptcy Code (including sections 1125 and 1126), the Bankruptcy Rules (including Bankruptcy Rules 3017 and 3018), the Disclosure Statement Order, and all other applicable laws, rules, regulations and industry practice, as reflected in the Supporting Declarations and the Voting Report.  All Persons, including the Plan Proponents, have acted in good faith with respect to the solicitation of votes on the Plan and thus are entitled to the protections of Bankruptcy Code section 1125(e).

E.           The Plan Proponents have the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of evidence.  The FDIC-R had the burden of proving that the Plan did not comply with Bankruptcy Code section 1129(d).

F.           The Court's Tentative Ruling Docket No. 868 is incorporated herein.

G.           11 U.S.C. § 1129(a).  The Plan Proponents have met their burden of establishing that the Plan satisfies all of the requirements of the Bankruptcy Code section 1129(a) as follows:

1.           11 U.S.C. § 1129(a)(1).  The Court overrules the FDIC-R's classification objection [§ 1122(b)] and finds that the Plan meets the requirements of Bankruptcy Code section 1129(a)(1), which in incorporates Bankruptcy Code sections 1122 and 1123.  The Court finds the FDIC Non-Priority Claims are sufficiently distinct from those of the TOPrS Unsecured Claims and the Other Unsecured Claims to justify putting the FDIC Non-Priority Claims in a separate class.  Additionally, for the reasons set forth in the ruling on the Claims Subordination Objection, the FDIC-R's class is property treated as pari passu with the TOPrS creditors pursuant to and under the Plan.  The Court agrees with the "classification" reasoning in the In re Colonial Bancgroup, Inc. decision attached as Exhibit 1 to the Reply.

a.           Section 1122(a).  The Plan designates 8 Classes of Claims or Equity Interests.  The Claims or Equity Interests placed in each Class are substantially similar to other Claims or Equity Interests, as the case may be, in each such Class.  Accordingly, the  Plan satisfies section 1122(a) of the Bankruptcy Code.

b.           Section 1122(b).  In accordance with section 1122(b) of the Bankruptcy Code, Class 7 separately classifies for administrative convenience all Convenience Claims.  Separate classification of the Convenience Claims is in compliance with section 1122(b), and the Convenience Claim Election is reasonable.

c.           11 U.S.C. § 1123(a)(1).  The Plan designates 8 Class of Claims or Equity Interests in accordance with section 1122 of the Bankruptcy Code, and Administrative Claims and Priority Tax Claims are not classified.  Accordingly, section 1123(a)(1) of the Bankruptcy Code is satisfied.

d.           11 U.S.C. § 1123(a)(2).  The Plan specifies that Classes 1, 2, 3 and 7 are unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

e.           11 U.S.C. § 1123(a)(3).  The Plan designates all Classes of Claims or Equity Interests, other than Classes 1, 2, 3 and 7, as impaired and specifies the treatment of Claims and Equity Interests in those impaired Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

f.           11 U.S.C. § 1123(a)(4).  The Plan provides for the same treatment for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

g.           11 U.S.C. § 1123(a)(5).  Article V of the Plan and various other provisions of the Plan, including those incorporated through the Plan Supplement (as amended), provide adequate and proper alternative means for the Plan’s implementation, thereby satisfying section

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ORDER
DEBTOR: Imperial Capital Bancorp, Inc.              CASE NO: 09-19431-11-LA

1123(a)(5) of the Bankruptcy Code.

h.           11 U.S.C. § 1123(a)(6),  In accordance with Plan Supplement (as amended), Section 6.1 of the Articles of Incorporation for the Reorganized Debtor prohibits the issuance of non-voting equity securities.  Thus, the requirements of section 1123(a)(6) of the Bankruptcy Code are satisfied.

i.           11 U.S.C. § 1123(a)(7).  Article V. Section J of the Plan and the Plan Supplement (as amended), and, in particular, the Articles of Incorporation, contain provisions with respect to the manner of selection of directors of the Reorganized Debtor that are consistent with the interests of creditors, equity security holders, and public policy in accordance with section 1123(a)(7) of the Bankruptcy Code.

j.           11 U.S.C. § 1123(b)(1).  Pursuant to section 1123(b)(1) of the Bankruptcy Code, the Plan impairs or leaves unimpaired Classes of Claims or Equity Interests.

k.           11 U.S.C. § 1123(b)(2).  As contemplated under section 1123(b)(2) of the Bankruptcy Code, the Plan provides for the assumption, rejection and/or assignment of executory contracts and unexpired leases, and the assumption, rejection and/or assignment of such executory contracts and unexpired leases is proper and appropriate under section 365 of the Bankruptcy Code.

l.           11 U.S.C. § 1123(b)(3)(A).  Section 1123(b)(3)(A) of the Bankruptcy Code is not applicable as the Plan does not provide for the settlement and/or adjustment of Claims belonging to the Debtors and/or to the Estates.  Furthermore, the uncontroverted evidence establishes that the releases and the exculpation clause set forth in Article VIII, Sections D and F. (i) are being given for fair consideration, (ii) are necessary to the Debtors’ reorganization, and (iii) are permissible under Bankruptcy Code section 1123.

m.           11 U.S.C. § 1123(b)(3)(B).  As contemplated under section 1123(b)(3)(B) of the Bankruptcy Code, where Disputed Claims have not been settled, the Plan appropriately provides for the retention and enforcement by the Reorganized Debtor of such Claims, including without limitation, the Causes of Action.

n.           11 U.S.C. § 1123(b)(6).  The Plan complies with section 1123(b)(6) of the Bankruptcy Code because its provisions are appropriate and not inconsistent with applicable law.

2.           11 U.S.C. § 1129(a)(2).  The Court finds the Plan meets Bankruptcy Code, section 1129(a)(2) of the Bankruptcy Code.  The Plan Proponents have complied with the distribution and Solicitation requirements of the Bankruptcy Code.

3.           11 U.S.C. § 1129(a)(3).  The Court finds that the Plan meets Bankruptcy Code section 1129(a)(3)'s requirement that the Plan be proposed in good faith and not by any means forbidden by law.  The Court overrules the FDIC-R objection and finds as follows:

a.           The Court has rejected the FDIC-R's claim that its separate classification in Class 5 was for an  improper purpose (see Paragraph G.1. above).  Therefore, the separate classification of the FDIC Non-Priority Claims was not in bad faith.

b.           The Court has no evidence that the principal purpose of the Plan is tax avoidance [Bankruptcy Code section 1129(d)].  The principal purpose of the Plan is to permit the Debtor to emerge from its Case as an operating business, to allow creditors to participate in the ownership and management of the Reorganized Debtor, and to provide creditors with the option to elect to receive Cash distributions in lieu of stock ownership.  The Plan's purpose is also to preserve and prosecute the estate's existing causes of action and to invest any proceeds therefrom, and the estate's existing cash for the common benefit of all creditors.  This case is not remotely similar to the tax

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ORDER
DEBTOR: Imperial Capital Bancorp, Inc.             CASE NO: 09-19431-11-LA

avoidance cases cited by the FDIC-R in which confirmation has been denied.

c.           There is sufficient information provided about Holdco.  The Court finds that the Plan Proponents' failure to provide additional information about how Holdco acquired its interests in the TOPrS Unsecured Claims and for what consideration is not evidence of lack of good faith.  As it relates to Holdco, the FDIC-R has based it contentions of bad faith only on innuendo of something nefarious, but it provided no supporting evidence.

4.           11 U.S.C. §  1129(a)(4).  The Plan satisfies the requirement of Bankruptcy section 1129(a)(4).  Holdco and the TOPrS Indenture Trustees have agreed to submit their respective fees and expenses to the Court's review for reasonableness.  Additionally, the Plan Proponents have (i) agreed that the Holdco and TOPrS Indenture Trustee fees and expenses will not impair any distribution to which the FDIC-R becomes entitled, and (y) disclosed the prospective fees of the D&O Litigation Trustee and the Proceeds Election Distribution Trustee.

5.           11 U.S.C. § 1129(a)(5). The Plan satisfies Bankruptcy Code  1129(a)(5)(a)(i) and (ii).  The appointment of the persons proposed to serve or to continue to serve as initial directors or officers of the Reorganized Debtors after confirmation of the Plan is consistent with the interests of holders of Claims against the Debtor and with public policy.

6.           11 U.S.C. § 1129(a)(6). The Plan does not provide for any changes in rates established or approved by, or otherwise subject to, any governmental regulatory commission.  Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in the instant case.

7.           11 U.S.C. § 1129(a)(7).  The Plan satisfies section 1129(a)(7) of the Bankruptcy Code.  The Rusnak Declaration in support of confirmation, to which there was no objection and which has been received into evidence, demonstrates that creditors of this estate will be no worse off by confirmation of this Plan than they would be under a chapter 7 liquidation. The Plan provides that those who elected the "cash election" will receive their cash distribution as soon as practicable rather than waiting for the closing of the case in a chapter 7 liquidation.  Except for the FDIC-R, the creditors have overwhelmingly voted to support the Plan and the Court may give that support weight in determining whether the best interests test has been satisfied.

8.           11 U.S.C. § 1129(a)(8).  Except with respect to the Deemed Rejecting Class, defined below, the Plan complies with section 1129(a)(8) of the Bankruptcy Code because with respect to each of the remaining Classes of Claims, (a) such Class has accepted the Plan, or (b) such Class is not impaired under the Plan.

a.           Classes 1, 2, 3 and 7 are not impaired and, therefore, such Classes are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.

b.           Classes 4, and 6 have voted to accept the Plan in accordance with section 1126(c) and (d) of the Bankruptcy Code, and Class 5 has voted to reject the Plan.

c.           Class  8 (the “Deemed Rejecting Class”) is not entitled to receive or retain any property under the Plan and, therefore, is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Although section 1129(a)(8) cannot be  satisfied with respect to the Deemed Rejected Class as a matter of law, the Plan nonetheless is confirmable because the Plan satisfies sections 1129(a)(10) and 1129(b) of the Bankruptcy Code with respect to the Deemed Rejected Class.

9.           11 U.S.C. § 1129(a)(9).  The treatment of Administrative Claims, including Administrative Claims for Professionals, Claims for statutory fees and charges, Non-FDIC Priority Claims, and Priority Tax Claims under the Plan satisfies the requirements of Bankruptcy Code section 1129(a)(9).

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ORDER
DEBTOR: Imperial Capital Bancorp, Inc.            CASE NO: 09-19431-11-LA

10.           11 U.S.C. § 1129(a)(10).  The Plan satisfies section 1129(a)(10) of the Bankruptcy Code because at least one Class of Claims that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider.

11.           11 U.S.C. § 1129(a)(11).  The Plan satisfies requirements of Bankruptcy Code section 1129(a)(11).  There is no evidence upon which the Court could find that the confirmation of this Plan is likely to be followed by a liquidation or a need for further reorganization.  Indeed, it is difficult to imagine a scenario where a debtor is emerging debt-free from chapter 11 with cash and the potential to recover millions of dollars in litigation would likely need further reorganization or liquidation.  While one cannot dispute that there is uncertainty in the reorganized debtor's business plan, uncertainty is not the test.  See, In re Brotby, 303 B.R. 177, 191-92 (9th Cir. BAP 2003). There is no requirement of a guarantee of success and, once again, the Court observes that millions of dollars in claims held by sophisticated creditors in this case have voted to throw in their lot with the future success of the reorganized debtor.

12.           11 U.S.C. § 1129(a)(12). All fees payable under section 1930 of title 28, United States Code, as determined by the Bankruptcy Court, have been paid or will be paid pursuant to Article XI, Section 11.8 of the Plan, thus satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

13.           11 U.S.C. § 1129(a)(13).  Bankruptcy Code section 1129(a)(13) is not applicable because the Debtors are not subject to any retiree benefits as defined in Bankruptcy Code section 1114.

14.           11 U.S.C. § 1129(a)(14).  Bankruptcy Code section 1129(a)(14), which mandates the payment of domestic support obligations, is inapplicable to this business Debtor.

15.           11 U.S.C. § 1129(a)(15).  Bankruptcy Code section 1129(a)(15) is inapplicable as it only applies to cases where the debtor is an individual and the Debtor is a business debtor.

16.           11 U.S.C. § 1129(a)(16).  Bankruptcy Code section 1129(a)(16) is inapplicable , as it only applies to “the transfer of property by a corporation or trust that is not a moneyed, business, or commercial corporation or trust[,]” and the Debtor is a moneyed business or commercial corporation.

H.           11 U.S.C. § 1129(b).

17.           The Plan satisfies Bankruptcy Code section 1129(b).  There is no unfair discrimination identified in the FDIC-R Objection.  If anything, the FDIC-R is getting better treatment in that Holdco does not have the discretion to issue its Class 5 claim stock, instead of cash, and neither Holdco nor the TOPrs Indenture Trustees ' fees and expenses will be paid from funds that would otherwise be distributed to the FDIC-R.

18.            The Plan satisfies the fair and equitable test in Bankruptcy Code section 1129(b)(2)(B)(ii). The only class junior to Class 5 is Class 8, and it receives no distribution under the Plan.

I.           Based on the foregoing, notwithstanding the Plan Proponents’ failure to satisfy section 1129(a)(8) of the Bankruptcy Code with respect to the Deemed Rejecting Class, the Plan must be confirmed because the Plan Proponents have met their burden of showing that the requirements of section 1129(a) have been met, and that section 1129(b) has been met with respect to the Deemed Rejecting Class.

J.           The Court has overruled the FDIC-R's objection that the  Plan not be confirmed because the principal purpose of the Plan is the avoidance of taxes (see, section G.3.b. above) and no governmental unit has asserted that the purpose of the Plan is the avoidance of the application of section 5 of the Securities Act of 1933 (15 U.S.C. § 77e).

K.           The form of the documents in the Plan Supplement (as amended), including the Articles of Incorporation and Bylaws for the Reorganized Debtor, the Proceeds Distribution Election Trust

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CSD 1001C [11/15/04] (Page 10)
ORDER
DEBTOR: Imperial Capital Bancorp, Inc.           CASE NO: 09-19431-11-LA

Agreement, and the D&O Litigation Trust Agreement are approved, and are appropriate and necessary for the implementation of the Plan.  The Plan Proponents may make non-material modifications to such documents as they deem necessary, subject to the consent of the Committee as set forth in Section XI.C. of the Plan.

L.           All of the conditions precedent to confirmation of the Plan described in Article IX, Section A of the Plan have been satisfied.

M.           Based on the uncontroverted, persuasive and credible evidence, the agreements, transactions and transfers authorized herein and by the Confirmation Order are fair, equitable and reasonable, are entered into in good faith, are in the best interests of the Debtor, its creditors and the Estate, and provide adequate means for implementing the Plan.

N.           The injunctions, releases, exculpations, and limitations on liability set forth in Article VIII of the Plan are fair and equitable, are given for valuable consideration, were properly noticed to holders of Claims and Equity Interests and other interested parties in accordance with the requirements of due process and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules, and are in the best interests of the Debtor and its Estate.

O.           As set forth in Article VIII, Section B. of the Plan, the Debtor is entitled to a discharge under section 1141(d), and as of the Effective Date of the Plan, the injunction set forth in section 1141(c) and Article VIII, Section B of the Plan shall apply.

P.           The Court’s retention of jurisdiction as set forth in Article X of the Plan is appropriate and comports with the parameters set forth in section 1142 of the Bankruptcy Code and section 157 of title 28 of the United States Code.

Q.           The provisions of the Plan, including all documents incorporated as part of this Plan, these findings, conclusions of law, and the Confirmation Order shall bind all parties bound to the confirmed Plan pursuant to section 1141 of the Bankruptcy Code, including the following: (1) the Debtor and its Estate, (2) all Holders of Claims against the Debtor, (3) all Holders of Equity Interests in the Debtor, (4) all parties in interest, including the Committee, (5) to the extent applicable, the Reorganized Debtor, and (6) any holder of an Administrative Claim or Claim against or any Equity Interest in the Debtor, including all federal, state and local governmental entities and fiscal intermediaries thereof, whether or not (a) the Administrative Claim, Claim or Equity Interest of such holder is impaired under the Plan, (b) such holder or entity has voted to accept or reject the Plan, and (c) such holder or entity has filed or is deemed to have filed a proof of Claim or Equity Interest, made a demand for payment of any Claim, or has made an appearance in Case.  Upon confirmation and the occurrence of the Effective Date, the Plan shall be binding upon the members of all Classes, including but not limited to the rejecting Classes.

R.           All modifications to the Plan or to documents incorporated as part of the Plan, including the Plan Modifications and the revisions included in the Indenture Trustee Pleading, announced prior to the conclusion of the Confirmation Hearing constitute technical changes and/or changes that have either been consented to by the affected constituents or which do not adversely affect or change the treatment of any other Claims or Equity Interests.  Accordingly, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under Bankruptcy Code section 1125 or 1127(a), or resolicitation of votes under Bankruptcy Code section 1126, nor do they require that holders of Claims or Equity Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.  The Plan as so modified meets the requirements of Bankruptcy Code sections 1122 and 1123.  Such modifications shall be deemed accepted by each Holder of a Claim who has previously voted to accept the Plan.

S.           Each term and provision of the Plan is valid and enforceable pursuant to its terms.

T.           Unless otherwise provided by law, the reversal or modification of the Confirmation Order and

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CSD 1001C [11/15/04] (Page 11)
ORDER
DEBTOR: Imperial Capital Bancorp, Inc.          CASE NO: 09-19431-11-LA

these Findings and Conclusions on appeal shall not affect the validity of the Plan, or any agreement or action authorized by the Confirmation Order or under the Plan with respect to any entity acting in good faith, whether or not that entity knows of the appeal, unless the Confirmation Order is stayed pending appeal.

U.           Based on the foregoing Findings and Conclusions, the Plan Proponents are entitled to the entry of the Confirmation Order.

Claim Subordination Objection

A.           The Court's Tentative Ruling [Docket No. 866] is incorporated herein.

B.           The Claim Subordination Objection is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (B) and (L), and this Court has exclusive jurisdiction to determine whether the Plan's classification scheme and pari passu treatment of Plan Classes 4 and 5 complies with the applicable provisions of the Bankruptcy Code, and whether the Claims in Class 4 are subordinate to Class 5 Claims.

C           The subordination provisions of the TOPrS Indentures carefully outline the limited types of indebtedness that will receive the benefit of the relevant provisions.  While there are slight variances among the subordination provisions of the TOPrS Indentures, the language in each of the five provisions subordinate the TOPrS Debentures only to "Senior Debt" or "Senior Indebtedness," which is defined, in relevant part, as "indebtedness of the Company for money borrowed."

D           A subordination agreement is enforceable in a chapter 11 case to the same extent that such agreement is enforceable under applicable nonbankruptcy law.  11 U.S.C. § 510(a).  Whether a contract is ambiguous is a question of law to be resolved by the Courts.  W.W.W. Assocs., Inc. v. Giancontieri, 77 N.Y.2d 157, 162 (1990).

E           The New York Court of Appeals has provided clear, if conventional, guidelines to determine whether terms in a contract are ambiguous:

Contracts are not to be interpreted by giving a strict and rigid meaning to general words or expressions without regard to the surrounding circumstances or the apparent purpose which the parties sought to accomplish.  The court should examine the entire contract and consider the relation of the parties and the circumstances under which it was executed.  Particular words should be considered, not as if isolated from the context, but in the light of the obligation as a whole and the intention of the parties as manifested thereby.  Form should not prevail over substance, and a sensible meaning of words should be sought.

William C. Atwater & Co. v. Panama R. Co., 246 N.Y. 519, 159 N.E. 418, 419 (1927) (citations and internal quotation marks omitted).

F           It is a well-established maxim of contractual interpretation that a contract is ambiguous only if it is "capable of more than one reasonable interpretation."  Miller v. U.S., 363 F.3d 999, 1004 (9th Cir. 2004) (internal citations omitted).  However, a contract is not ambiguous simply because the parties do not agree on the meaning of its terms.

G           Moreover, a court "should not find the language ambiguous on the basis of the interpretation urged by one party, where that interpretation would strain the contract language beyond its reasonable and ordinary meaning."  In re Enron Creditors Recovery Corp., 370 B.R. 64, 71 (Bankr. S.D.N.Y. 2007) (internal citations omitted).

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CSD 1001C [11/15/04] (Page 12)
ORDER
DEBTOR: Imperial Capital Bancorp, Inc.         CASE NO: 09-19431-11-LA

H           The Uniform Commercial Code defines "money" as "a medium of exchange currently authorized or adopted by a domestic or foreign government."  UCC §1-201(24).  Black's Law Dictionary notes that money can also be (a) assets that can be easily converted to cash, such as demand deposits or (b) capital that is invested or traded as a commodity.  BLACK'S LAW DICTIONARY (9th ed. 2009).  To "borrow" is to take something for temporary use, or to receive money with the understanding or agreement that it must be repaid, usually with interest.  Id. at 985.

I           At least one court has held that the term "money borrowed," as defined in indentures similar to those at issue is not ambiguous.  In re Enron Creditors Recovery Corp., 370 B.R. 64, 71 (Bankr. S.D.N.Y. 2007) rev'd on other grounds, In re Enron Creditors Recovery Corp., 380 B.R. 307 (S.D.N.Y. 2008) ("[a]lthough the terms "indebtedness" and "money borrowed" are not specifically defined in the 1993 and 1994 Loan Agreements, the terms are not ambiguous and must be applied in their ordinary sense and, therefore, represent debt.").

J.           In evaluating the TOPrS Indentures as a whole, this Court agrees with the conclusion reached by the Court in Enron Creditors Recovery Corp. and hereby concludes that the term "money borrowed" as applied to the subordination provisions in the TOPrS Indentures has a plain, ordinary meaning and is unambiguous.

K.           Under New York law, "a written agreement that is compete, clear and unambiguous on its face must be enforced according to the plain meaning of its terms."  Greenfield v. Phillies Records, Inc., 98 N.Y.2d 562, 569 (2002); W.W.W. Associates, Inc. v. Giancontieri, 77 N.Y.2d 157, 163 (1990) (citing Intercontinental Planning v Daystrom, Inc., 24 NY2d 372, 37) ([i]t is well settled that 'extrinsic and parol evidence is not admissible to create an ambiguity in a written agreement which is complete and clear and unambiguous upon its face.').

L.           The types of debts embodied in the FDIC-R's tax refund claim do not qualify as "money borrowed" applying the ordinary meaning of these words.  Simply put: none of the debts arise from the act of the Debtor's borrowing of money from Imperial Capital Bank with the promise to repay, nor do they arise from the Bank's act of advancing money to the Debtor upon the Debtor's promise to repay.

M.           The FDIC-R improperly relies upon extrinsic documents to create a "borrowing event" - the Tax Allocation Agreement, the "Interagency Policy on Income Tax Allocation in a Holding Company Structure," and the Debtor's Income Tax Administration Policy.  Moreover, even if the Court were to consider these extrinsic documents, the FDIC-R's reliance on these extrinsic documents is misplaced.  These documents became irrelevant when the Debtor filed for bankruptcy because, as a debtor-in-possession, the Debtor could not "borrow" money without an order of the Court.  Likewise, the Debtor was prohibited from transferring the tax refunds to the FDIC-R without a court order because there is a dispute regarding whether the refunds are property of the Debtor's bankruptcy estate.

N.           With regard to the FDIC-R's "Other Claims" (as defined below) the FDIC-R has completely failed to explain how its "Other Claims" constitute a claim for "money borrowed."

O.           The Stipulation Between Imperial Capital Bancorp, Inc. and the Federal Deposit Insurance Corporation, as Receiver of Imperial Capital Bank to Establish Reserve Account (the "Escrow Stipulation") entered into by the Debtor and the FDIC-R gives the Debtor the right to receive the tax refunds (consistent with the Tax Allocation Agreement), and requires the Debtor to deposit the tax refunds into a segregated account until ownership is determined.  The Escrow Stipulation nullifies any possible argument that the Debtor breached its obligation to promptly pay over the tax refunds, and that this failure to promptly pay constituted the "borrowing event."

P.           The Court's ruling is based on its interpretation of New York contract law and the TOPrS Indentures as a whole.  It is not based on any interpretation or application of the Tax Allocation Agreement between the Debtor and Imperial Capital Bank.  That issue is currently pending in the FDIC Tax Refund Cause of Action before the United States District Court for the Southern District of California

CSD 1001C

CSD 1001C [11/15/04] (Page 13)
ORDER
DEBTOR: Imperial Capital Bancorp, Inc.        CASE NO: 09-19431-11-LA

(the "District Court") because the FDIC-R requested a withdrawal of the reference for the FDIC Tax Refund Cause of Action.

Q.           The Court also considered a recent decision out of the Bankruptcy Court for the Central District of California, which includes an analysis of a similar tax sharing agreement.  In proposed findings and conclusions submitted to the Untied States District Court for the Central District of California, Judge Bluebond, in the IndyMac Bancorp, Inc. bankruptcy case, Case No. 2:08-bk-21752-BB, recently concluded that even if you take into consideration ancillary documents, including a tax sharing agreement similar to the one that the FDIC-R argues alters the interpretation of the subordination provision, the FDIC's tax refund claim is not a claim for "money borrowed."  Siegel v. Federal Deposit Insurance Corporation (In re IndyMac Bancorp, Inc.), 2012 WL 1037481 at *37 (Bankr. C.D.Cal. 2012).

R.           This Court finds Judge Bluebond's reasoning in IndyMac sound.  Thus, even if this Court were to interpret the ancillary documents in this case, including the Tax Allocation Agreement, it is unlikely that any such analysis would ultimately assist the FDIC-R's position.

S.           The FIDC-R's contention that the approximately $58.2 million in advance tax payments the Bank allegedly made to the Debtor prepetition (the "Advance Payments") constituted a borrowing event was not raised timely as it was raised for the first time at the Subordination Objection Hearing.  Further, on the merits, the Court finds that the Advance Payments did not constitute a "borrowing event"  for purpose of applying the term "money borrowed" as used in the TOPrS Indentures.

T.           Based on the foregoing findings of fact and conclusions of law, the Court believes there is no genuine dispute as to any material fact and the TOPrS  Indenture Trustees and Holdco are entitled to summary judgment that the TOPrS Class 4 Claims are not subordinated to the FDIC-R Class 5 Claim, and the Court overrules the Claim Subordination Objection.  As noted above, the Plan properly provides pari passu treatment for the Class 4 and Class 5 Claims.

The Temporary Allowance Motion

A.           The Court's Tentative Ruling [Docket No. 867] is incorporated herein.

B.           The Temporary Allowance Motion is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (B) and (L), and this Court has jurisdiction to determine whether the FDIC-R's Proof of Claim  No. 33 as amended, which is the subject of objections filed by the Debtor [Docket Nos. 495, 842], should be temporarily allowed for purposes of voting on the Plan.

C.           The FDIC-R, as the moving party, bears the burden of proof to establish that it has a colorable claim capable of temporary allowance.  See In re Armstrong, 292 B.R. 678, 686 (10th Cir. BAP 2003).  The FDIC-R has not met this burden of proof.

D.           Because the reference to both the FDIC Tax Refund Cause of Action and the Debtor's objection to ¶ 21 and ¶ 23-46 of Claim No. 33 (the "Other Claims" and the "Other Claim Objection") has been withdrawn to the District Court at the FDIC-R's request, the Court has no litigation history upon which to judge the merits of the respective claims between the parties, except for its prior ruling on the Other Claim Objection on September 22, 2011.  [Docket Nos. 599, 601]  Therefore, the Court's ruling is based upon the two scenarios posited in the FDIC-R's Temporary Allowance Motion:

(1)           The District Court adjudicates that the FDIC-R owns the tax refunds so they are property of the receivership, not property of this bankruptcy estate.  Particularly, the FDIC-R devotes the bulk of this estimation motion on the issue of the FDIC-R's ownership of the tax refunds because it strenuously believes this will be the likely outcome of the FDIC Tax Refund Cause of Action.  However, if the FDIC-R owns the tax refunds, it would have no unsecured claim against the Debtor, so its claim should be estimated at $0.

CSD 1001C

CSD 1001C [11/15/04] (Page 14)
ORDER
DEBTOR: Imperial Capital Bancorp, Inc.                CASE NO: 09-19431-11-LA

(2)           The District Court adjudicates that the Debtor owns the tax refunds.  The only way the FDIC-R will have an allowed contingent tax refund claim against Debtor is if the District Court rules that the Debtor owns the tax refunds.  However, this scenario results in estimation of all of the FDIC-R's claims at $0 by virtue of their temporary disallowance pursuant to Bankruptcy Code section  502(d).

E.           The foundation for disallowance pursuant to Bankruptcy Code section 502(d) is set forth in the Court's prior ruling on the Other Claim Objection.  The Other Claim Objection set out the Bankruptcy Code section 547 elements, and the reasons these elements were satisfied.  The Court rejected the FDIC-R's arguments that the Debtor had waived its defensive use of Bankruptcy Code section 502(d), and it overruled the FDIC-R's argument that United States Banking Code section 1828(u)(1) precludes application of Bankruptcy Code section 502(d) to temporarily disallow the FDIC-R's claims unless and until the FDIC-R returns the preference.  Notwithstanding, the Court declined to sustain the Bankruptcy Code section 502(d) objection, without prejudice to renewing it, because of the disputed factual issue of ownership of the tax refunds.

F.           However, if we assume the District Court adjudicates the Debtor owns the tax refunds, then it follows that the transfer of the tax refunds to the Bank just prior to the Debtor's bankruptcy filing was a transfer of the Debtor's interest in property for purposes supporting the Debtor's Bankruptcy Code section 502(d) objection to temporarily disallow all of the FDIC-R's claims.  Moreover, the Court does not agree that the Debtor must have a judgment avoiding the transfers before Bankruptcy Code section 502(d) can be applied.  The FDIC-R cites cases that either do not stand for the proposition cited in Enron Corp. v. Springfield Assocs., L.L.C. (In re Enron Corp.) 379 B.R. 425, 438 (S.D.N.Y. 2007)); or they are from outside this Circuit.  The law of this Circuit is that Bankruptcy Court section 502(d) can be used as an affirmative defense to the allowance of a proof of claim even if the trustee could not obtain an affirmative avoidance judgment.  In re America West Airlines, Inc., 217 F.3d 1161, 1167-68 (9th Cir. 2000).  The Collier treatise explains:

Another concern is whether a claim may be disallowed under section 502(d) simply upon the assertion of a trustee as to the avoidability of a transfer . . .  or whether the trustee must have an actual "avoidance" judgment against the holder.  To assure the effectuation of the purpose of this section, a claim may be disallowed at least temporarily and for certain purposes, subject to reconsideration, simply upon the allegation of an avoidable transfer.  But to prevent abuse of this section this initial disallowance should be made by judicial determination, whether it be obtained in a claim objection or by some form of a declaratory judgment.

4 Collier On Bankruptcy, ¶ 502.05[2][b] at pp 502-57 (Resnick & Sommer 16th ed. 2012) (emphasis added).

G.           In this case, the Debtor has obtained a judicial determination that Bankruptcy Code section 502(d) can be applied to temporarily disallow all of the FDIC-R's claims if the Debtor owns the tax refunds, which is what this scenario assumes.  The Court recognizes there has been no final adjudication of the preferential transfer but, for purposes of estimation, the Court is satisfied that the preferential transfer is sufficiently established if the Debtor owns the tax refunds.

H.           The Joint Response is sustained. The Court declines to rule on the Evidentiary Objections because they do not impact its ruling.

CSD 1001C

CSD 1001C [11/15/04] (Page 15)
ORDER
DEBTOR: Imperial Capital Bancorp, Inc.               CASE NO: 09-19431-11-LA

Based on the foregoing findings of fact and conclusions of law, and for good cause appearing,

IT IS HEREBY ORDERED, that

Plan Confirmation

1.           The Plan is CONFIRMED as modified.

2.           All objections to the confirmation of the Plan that have not been stricken, withdrawn, waived or settled, and all reservations of rights pertaining to confirmation of the Plan included therein or otherwise made in any pleading, correspondence, written or oral statement, or other communication to the Bankruptcy Court, the Debtor, the Plan Proponents, the United States Trustee, the Committee, or other parties in interest, including the FDIC Objection, are OVERRULED on the merits.

BINDING EFFECT OF PLAN AND CONFIRMATION ORDER

3.           The provisions of the Plan, including all documents incorporated as part of this Plan, and this Confirmation Order shall bind all parties bound to the confirmed Plan pursuant to section 1141 of the Bankruptcy Code, including the following: (a) the Debtor and its Estate, (b) all Holders of Claims against the Debtor, (c) all Holders of Equity Interests in the Debtor, (d) all parties in interest, including the Committee, (e) to the extent applicable, the Reorganized Debtor, and (f) any holder of an Administrative Claim or Claim against or any Equity Interest in the Debtor, including all federal, state and local governmental entities and fiscal intermediaries thereof, whether or not (i) the Administrative Claim or Equity Interest of such holder is impaired under the Plan, (ii) such holder or entity has voted to accept or reject the Plan, and (iii) such holder or entity has filed or is deemed to have filed a proof of Claim or Equity Interest, made a demand for payment of any Claim, or has made an appearance in any of the Case.

ADMINISTRATIVE EXPENSE CLAIMS AND BAR DATE

4.           Pursuant to Article III, Sections A.1., requests for payment of Administrative Claims that have not been incurred by the Debtor in the ordinary course of business, including all  Administrative Claims of Professionals incurred from the Petition Date through the Effective Date, must be filed with this Court no later than sixty (60) days after the Effective Date.  Failure to file such a request for payment of an Administrative Claim prior to the time set forth in the Plan and herein shall forever bar the Holder from asserting such Claims against the Debtor or its Estate, the property of the Debtor or the Estate, and to the extent applicable, the Reorganized Debtor, and/or the property of such entities; and all such entities, to the extent applicable, shall be discharged of any obligation on such Claim or any other Claim related to such Claim.

OBJECTIONS TO CLAIMS AND CLAIMS OBJECTION BAR DATE

5.           Pursuant to Article VII of the Plan, on and after the Effective Date, the Reorganized Debtor shall have sole responsibility and authority for administering, disputing, objecting to, compromising and settling, or otherwise resolving all Claims, including Administrative Claims.

6.           Pursuant to Article VII of the Plan, unless otherwise extended by order of this Court, any objections to Claims shall be served and filed on or before the Claims Objection Deadline.  Unless otherwise extended by order of this Court pursuant to Article I of the Plan, the Claims Objection Deadline is the later of (a) ninety (90) days after the Effective Date or (b) ninety (90) days after the filing of any Claim.  Claims arising from the rejection of an executory contract or lease ("Rejection Claims") shall be filed and served no later than 30 days after the Effective Date, and Objections to Rejection Claims shall be filed ninety (90) days after Rejection Claims are filed.

7.           Pursuant to Article VI, (a) the Reorganized Debtor shall establish the Disputed Claims Reserve

CSD 1001C

CSD 1001C [11/15/04] (Page 16)
ORDER
DEBTOR: Imperial Capital Bancorp, Inc.              CASE NO: 09-19431-11-LA

Account as soon as practicable after the Effective Date, and (b) no Holder of a Disputed Claim shall have any recourse against the Debtor, the Estate, the Reorganized Debtor, the Committee, or any of their respective directors, officers, employees, agents, partners, members, attorneys, investment bankers, restructuring consultants and financial advisors, in the event that this Disputed Claims Reserve is insufficient to pay the portion of such Disputed Claim that becomes and Allowed Claim.

8.           The rejection of executory contracts and unexpired leases as set forth in Article IV of the Plan is APPROVED.

9.           Pursuant to Article IV of the Plan, all Rejection Claims must be filed with this Court within thirty (30) days after entry of the Effective Date.  Any Rejection Claims that are not timely filed under the Plan and as set forth herein shall be forever barred, and such Rejection Claims shall not be enforceable against the Debtor or the Reorganized Debtor, the Estate, or any property of the Debtor or the Reorganized Debtor, unless otherwise ordered by this Court.

IMPLEMENTATION PROVISIONS

10.           The agreements referred to in Article V of the Plan, which are made part of the Plan through the Plan Supplement (as amended), including the Proceeds Distribution Election Trust Agreement and the D&O Litigation Trust Agreement, and the Articles and Bylaws of the Reorganized Debtor are APPROVED.  The Plan Proponents may make necessary non-material modifications to such Agreements, with the consent of the Committee as provided for in Section XI.C. of the Plan.  On and after the Effective Date, the parties to those agreements shall have all the rights, powers, duties, privileges, responsibilities and authority as set forth in the Plan and in the agreements approved herein.

11.           Daniel R. Brown of Brown Legal Services, LLC is approved as the D&O Litigation Trustee on the terms and conditions set forth in the D&O Litigation Trust Agreement, the Plan, the Plan Supplement (as amended), and this Confirmation Order.  On the Effective Date, standing to investigate, prosecute, settle and/or take any other action with respect to the Former Director and Officer Causes of Action shall automatically, and without any required notice, be transferred from the Committee to the D&O Litigation Trust in accordance with the Plan.  Following the Effective Date, the Committee shall retain authority necessary to submit any filings or take any other action necessary to substitute the D&O Litigation Trust for the Committee as a party with respect to all litigation relating to the Former Director and Officer Causes of Action.

12.           U.S. Bank National Association is approved as the Proceeds Distribution Election Trustee on the terms and conditions set forth in the Proceeds Distribution Election Trust Agreement, the Plan, the Plan Supplement (as amended), and this  Confirmation Order.

13.           The Debtor and the Reorganized Debtor without further action by any Holders of Equity Interests, stockholders, members, creditors or directors thereof, are hereby authorized to execute any documents and take such other action as is necessary to effectuate the transactions provided for in the Plan, including, to the extent applicable, all those set forth in Article V of the Plan, as supplemented in the Plan Supplement (as amended).

14.           Except as expressly stated herein and in Article V, Section L of the Plan, on the Effective Date, the members of the Committee shall be released and discharged of and from all duties, responsibilities and obligations related to and arising from and in connection with the Case.

15.           On the Effective Date, (i) Proceeds Distribution Election Trust Interests shall be distributed  to those creditors with Allowed Claims that made the Proceeds Distribution Election, (ii) beneficial interests in the D&O Litigation Trust will be transferred  to all creditors with Allowed Claims and (iii) New Series A Common Stock shall be issued to those creditors with Allowed Claims that did not make the Proceeds Distribution Election.  Thereafter, pursuant to Article VI of the Plan, (a) Distributions to Holders of Proceeds Distribution Election Trust Interests shall be made to such Holders by the Proceeds Distribution

CSD 1001C

CSD 1001C [11/15/04] (Page 17)
ORDER
DEBTOR: Imperial Capital Bancorp, Inc.             CASE NO: 09-19431-11-LA

Election Trustee, (b) Distributions to Holders of beneficial interests in the D&O Litigation Trust shall made to such Holders by the D&O Litigation Trustee, and (c) all other Distributions under the Plan shall be made by the Reorganized Debtor as disbursing agent or such other entity designated by the Debtor or the Reorganized Debtor as the disbursing agent for such Distributions.  Pursuant to section V.C.2. of the Plan, the TOPrS Indenture Trustees maintain any rights or Liens they may have under the applicable TOPrS Documents, including but not limited to, the right to receive Indenture Trustee Fees and any indemnification.  Further, notwithstanding anything to the contrary in the Plan, New Series B Common Stock will not be issued by the Reorganized Debtor.

16.           On and after the Effective Date, the Reorganized Debtor shall be precluded from pledging any interest in: (a) the Disputed Reserve or the assets therein; (b) the D&O Litigation Trust or the assets therein; (c) the Proceeds Distribution Election Trust or Proceeds Distribution Election Trust Assets; or (d) any assets, or the proceeds thereof, that are or could become part of the Proceeds Distribution Election Trust Assets, including, without limitation, any Causes of Action or the proceeds thereof.  Any pledge in violation of this Confirmation Order or the Plan shall be null and void.

17.           Pursuant to Section 1146 of the Bankruptcy Code, (a) the issuance, transfer of exchange of any securities, instruments, or documents, (b) the creation of any Lien, mortgage, deed of trust or other security interest, (c) the making or assignment of any lease or sublease or the making of delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with this Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under this Plan or the revesting, transfer or sale of any real or personal property of the Debtor pursuant to, in implementation of, or as contemplated in this Plan and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded is ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

18.           Pursuant to section 1142(b) of the Bankruptcy Code, section 303 of the Delaware General Corporation Law, and any other comparable provisions of the business corporation law of any other state, the Debtor and the Reorganized Debtor are hereby authorized and empowered to take such actions and to perform such acts as my be necessary, desirable, or appropriate to comply with or implement the Plan, any Plan documents, and all other related documents, instruments, and agreements related thereto, and the obligations thereunder shall constitute legal, valid, binding, and authorized obligations of each of the respective parities thereto, in accordance with their terms and without the need for any stockholder or board of directors' approval.  Further, the Debtor and the Reorganized Debtor are hereby authorized and empowered to take such actions, to perform all acts, to make, execute, and deliver all instruments and documents, and to pay all fees and expenses as set forth in the documents related to the Plan that may be required or necessary for performance thereunder, without the need for approval by any stockholder or the board of directors.  Specifically, the Reorganized Debtor shall be incorporated in Maryland and the Debtor shall subsequently merge into the Reorganized Debtor, in accordance with the terms of the Plan.  All actions necessary to effect this incorporation, merger, and change of domicile, and all actions related thereto, are hereby approved.

DISCHARGE, INJUNCTIONS AND RELEASES

19.           As of the Effective Date, (a) the discharge provided for under applicable law and in Article VIII, Section B of the Plan and as modified in subsection a. below, and (b) and the injunction set forth in Article VIII, Section D the Plan, and as set forth below, shall be effective and binding upon all applicable Persons and entities to the fullest extent provided for in the Plan and applicable law:

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CSD 1001C [11/15/04] (Page 18)
ORDER
DEBTOR: Imperial Capital Bancorp, Inc.              CASE NO: 09-19431-11-LA

a.           Except as otherwise expressly provided in the Plan, the documents executed pursuant to this Plan, or the Confirmation Order, on and after the Effective Date, all Persons and Entities who have held, currently hold, or may hold a debt, Claim, or Interest discharged pursuant to the terms of this Plan (including but not limited to States and other governmental units, and any State official, employee, or other entity acting in an individual or official capacity on behalf of any State or other governmental units) shall be permanently enjoined from: (a) taking any of the following actions on account of any such discharged debt, Claim, or Interest:  (1) commencing or continuing in any manner any action or other proceeding against the Debtor, the Reorganized Debtor, their successors, or their property; (2) enforcing, attaching, executing, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtor, the Reorganized Debtor, their successors, or their property; (3) creating, perfecting, or enforcing any lien or encumbrance against the Debtor, the Reorganized Debtor, their successors, or their property; (4) asserting any set off, right of subrogation, or recoupment of any kind against any obligation due the Debtor, the Reorganized Debtor, their successors, or their property; provided however, the foregoing does not preclude the defensive use of any such prepetition right of setoff or recoupment against any Claims or Causes of Action that arose prepetition; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan; and (b) commencing or continuing in any manner any action or other proceeding of any kind to recover on or otherwise with respect to such Claims or rights of action.  Any person or entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages from the willful violator.

20.           Except as expressly stated in the Plan, on the Effective Date, the releases  and exculpations set forth in Article VIII, Sections D and F of the Plan, as quoted below, shall be effective and binding upon all applicable Persons and entities as set forth in the Plan.  These provisions state as follows:

a.           Releases of Third Parties by the Debtor.  Notwithstanding anything contained in the Plan to the contrary, on the Effective Date and effective as of the Effective Date, the Debtor on behalf of itself and the Estate, for the good and valuable consideration provided by each of the Releasees, hereby provides a full release to the Releasees (and each such Releasee so released shall be deemed released by the Debtor) and their respective properties from any and all Causes of Action and any other debts, obligations, rights, suits, damages, actions, derivative claims, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date, in law, at equity, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtor, including, without limitation, those that the Debtor or the Reorganized Debtor would have been legally entitled to assert or that any Holder of a Claim against or Equity Interest in the Debtor or other Entity would have been legally entitled to assert for or on behalf of the Debtor, the Reorganized Debtor or the Estate and further including those in any way related to the Case or the Plan; provided, however, that the foregoing provisions shall have no effect on the liability of any Releasee that results from any act or omission (a) that is determined in a Final Order to be solely due to such Releasee’s own gross negligence or intentional or willful misconduct or fraud; (b) with respect to any of the FDIC Causes of Action, (c) with respect to any of the Former Officers and Directors Causes of Action, and (d) with respect to the Avoidance Actions.

b.           Releases of Third Parties by Others.  Notwithstanding anything contained in the Plan to the contrary, on the Effective Date and effective as of the Effective Date, the Releasing Parties shall be deemed to provide a full release to the Releasees and their respective property from any and all Causes of Action, whether known or unknown, whether for tort, contract, violations of federal or state securities laws or otherwise, and all direct claims, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtor, including those in any way related to the Case or the Plan; provided, however, that the foregoing provisions shall have no effect on the liability of any Releasee that results

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CSD 1001C [11/15/04] (Page 19)
ORDER
DEBTOR: Imperial Capital Bancorp, Inc.             CASE NO: 09-19431-11-LA

from any act or omission that is determined in a Final Order to be solely due to such Releasee’s own gross negligence or intentional or willful misconduct or fraud; provided, further, however, that other than as set forth in the Plan, nothing in the Plan or the Confirmation Order shall affect, release, enjoin or impact in any way the prosecution of any claims by the FDIC against any non-Debtor, including the Releasees.

c.           Exculpation of Releasees.  The Releasees, including the Debtor, shall neither have nor incur any liability to any Person for any act taken or omission made in good faith in connection with or related to the administration of the Case, including, but not limited to, the formulation, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, or any other contract, instrument, release, or other agreement or document created in connection with the Plan or regarding any Distribution made under the Plan, except to the extent that the action taken or omitted to be taken by each of the same is determined by a Final Order to be due to such Person’s own respective gross negligence, intentional or willful misconduct or fraud.

d.           Good Faith Solicitation.  Upon entry of the Confirmation Order, pursuant to section 1125(e) of the Code, the Debtor, the Committee and Holdco, and their respective present and former members, officers, directors, employees, agents, advisors, representatives, successors or assigns, and any Professionals (acting in such capacity) employed by any of the foregoing Persons have solicited votes on the Plan in good faith and in compliance with the Code and any applicable non-bankruptcy law, and, therefore, shall have no liability for the violation of any applicable law, rule or regulation governing the solicitation of votes on the Plan.

CAUSES OF ACTION AND AVOIDANCE ACTIONS

21.           In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as otherwise set forth in the Plan, the Reorganized Debtor shall retain and may (but shall not be required to) investigate and prosecute all of the Causes of Action, and the Reorganized Debtor may assert any such Cause of Action for purposes of setoff, recoupment, disallowance under section 502(d), or as other defenses to Claims.  The Reorganized Debtor, in its sole and absolute discretion, shall have the right to bring, settle, release, compromise, or enforce the Causes of Action (or decline to do any of the foregoing) without further approval of the Bankruptcy Court; provided, however, that the Reorganized Debtor or the D&O Liquidating Trustee, as applicable, shall seek approval of any settlement, release or compromise with respect to an Material Cause of Action by the filing an appropriate motion, as set forth in Article V.B.2 of the Plan.

22.           The Reorganized Debtor may, but shall not be required to, setoff or recoup against any Allowed Claim and the Distributions to be made pursuant to this Plan on account of such Claims, Causes of Action of any nature that the Debtor or the Reorganized Debtor may have against the Holder of such Allowed Claim.

23.           Except as otherwise set forth in the Plan, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, on the Effective Date, all Causes of Action of any kind or nature whatsoever against third parties arising before the Confirmation Date shall become property of the Reorganized Debtor.  From and after the Effective Date, the Reorganized Debtor may commence any suit or other proceeding for the enforcement of the Causes of Action (other than with respect to the Released Parties), and furthermore, the Reorganized Debtor shall be authorized to assert such Causes of Action (other than with respect to the Released Parties) for purposes of objecting to the allowance of any Claim pursuant to section 502(d) of the Bankruptcy Code.  Except as specifically provided herein and in Article VIII, Sections D and F of this Plan, nothing contained in the Plan shall constitute a release, satisfaction or settlement of the Cause of  Action, nor shall it constitute a waiver of the rights, if any, of the Debtor or the Reorganized Debtor to a jury trial with respect to any Cause of Action, and nothing in the Plan or the Confirmation Order shall constitute a waiver or release of any Cause of  Action under the doctrine of res judicata nor shall any Cause of Action be barred or limited by any doctrine of estoppel, whether judicial, equitable or otherwise.

CSD 1001C

CSD 1001C [11/15/04] (Page 20)
ORDER
DEBTOR: Imperial Capital Bancorp, Inc.              CASE NO: 09-19431-11-LA

24.           On the Effective Date, the Committee shall terminate and cease to be a party to any Causes of Action, including the FDIC Causes of Action, and the Committee is hereby authorized to file a notice of withdrawal or other appropriate pleading with this Court, the District Court, or other appropriate court or tribunal to terminate the Committee’s participation in such litigation.

MISCELLANEOUS

25.           The amounts, priorities, secured status, and classifications of Claims and Equity Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan.  The amounts, priorities, secured status, and classifications set forth on the Ballots tendered to or returned by holders of Claims and Equity Interests in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in on event shall be deemed to modify or otherwise affect, the actual amount, priority, secured status, or classification of such Claims and Equity Interests under the Plan for distribution purposes, and (c) shall not be binding on, or used as evidence against the Debtor, the Reorganized Debtor, the D&O Litigation Trustee or the Proceeds Distribution Election Trustee for any purpose other than with respect to voting on the Plan.

26.           The failure to reference or discuss any particular provision of the Plan in this Confirmation Order shall have no effect on this Court’s approval and authorization of, or the validity, binding effect, and enforceability of, such provision; and each provision of the Plan is authorized and approved and shall have the same validity, binding effect, and enforceability as every other provision of the Plan, whether or not mentioned in this Confirmation Order.

27.           From and after the Effective Date, the Reorganized Debtor shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, and other fees and expenses related to filing and prosecution of final fee applications and implementation and consummation of the Plan incurred by Stutman, Treister & Glatt LLP, as counsel to the Debtor, Akin Gump Strauss Hauer & Feld LLP, as counsel to the Committee and FTI Consulting, Inc., as financial advisor to the Committee.  Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any counsel or other professional advisor, including any Professional in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court.

28.           The Reorganized Debtor shall, in the ordinary course of business and without further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional and other fees and expenses of the TOPrS Indenture Trustees incurred after the Effective Date as described in Article V.C.5 of the Plan.

29.           Each term and provision of the Plan is hereby deemed to be valid and enforceable pursuant its terms.

30.           As soon as practicable after the occurrence of the Effective Date, but no later than ten (10) days thereafter, the Reorganized Debtor shall file and serve on (i) each holder of a Claim or Equity Interest and (ii) each party on the Bankruptcy Rule 2002 special notice list in the Case a written notice of the occurrence of the Effective Date.

31.           The Reorganized Debtor shall pay statutory fees and file reports in accordance with the Plan.

32.           On and after the Effective Date, the Court shall retain jurisdiction to the full extent of the law and as set forth in Article X of the Plan.

33.           The reversal or modification of this Confirmation Order on appeal shall not affect the validity of

CSD 1001C

CSD 1001C [11/15/04] (Page 21)
ORDER
DEBTOR: Imperial Capital Bancorp, Inc.             CASE NO: 09-19431-11-LA

the Plan, or any agreement or action authorized by this Confirmation Order or under the Plan with respect to any entity acting in good faith, whether or not that entity knows of the appeal, unless such agreement or action is stayed pending appeal of this Confirmation Order..

Claim Subordination Objection

34.           The TOPrS Indenture Trustees and Holdco are hereby granted summary judgment on the Claim Subordination Objection, and the Class 4 TOPrS Unsecured Claims are not subordinate to the FDIC Non-Priority Claims.

35.           As determined above in Paragraph G.1, the Plan classification is approved, and the Class 4 Claims and Class 5 Claims may be classified in separate, pari passu Plan Classes, and treated in accordance with the Plan.

Temporary Allowance Motion

36.           The Temporary Allowance Motion is granted as to temporary allowance of the FDIC-R's proofs of claims in the amounts filed solely for purposes of voting in Class 5 of the Plan because the Plan Proponents do not oppose such allowance.  As set forth above in Paragraph G.1, the FDIC-R's classification objection is overruled and the Joint Response is sustained..

37.           The Temporary Allowance Motion is denied on the merits, and but for the Plan Proponents lack of opposition to the temporary allowance of the FDIC-R's proofs of claim solely for voting in Class 5, the FDIC-R would have no allowed claim against the Estate due to the application of Bankruptcy Code section 502(d), among other grounds.
APPROVED AS TO FORM:

AKIN GUMP STRAUSS HAUER & FELD LLP

/s/ Christina M. Padien
_______________________________________
Christina M. Padien
Counsel for the Official Committee of Unsecured Creditors

CSD 1001C